Exhibit 8

                               IRREVOCABLE PROXY

                  The undersigned shareholder of Tecnomatix Technologies Ltd., a company formed under the laws of the State of Israel (the "Company") hereby irrevocably appoints and constitutes Ben Sandler as the attorney and proxy of the undersigned with full power of substitution and resubstitution to the full extent of the undersigned's rights with respect to (i) the issued and outstanding ordinary shares, par value NIS 0.01 per share of the Company ("Company Shares"), owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other Company Shares which the undersigned may acquire beneficially or of record after the date hereof (collectively, the "Subject Securities"). Upon execution of this proxy, all prior proxies given by the undersigned with respect to any of the Subject Securities regarding the matters that are the subject hereof, are hereby revoked and no subsequent proxies will be given with respect to any of the Subject Securities. This proxy is irrevocable and coupled with an interest, until the earliest to occur of any of the events specified in clauses (i) through (iii) of the following paragraph, at which time this proxy shall automatically be revoked.

                  Each of the attorneys and proxies named above are hereby instructed and authorized to exercise this proxy during the period from the date hereof until the earlier of (i) the termination of the Agreement of Merger (the "Merger Agreement"), dated the date hereof, among the Company, UGS Corp., a Delaware corporation, ("Buyer") and Treasure Acquisition Sub Ltd., an Israeli corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), in accordance with its terms, (ii) the agreement of Buyer and the undersigned to terminate this proxy, and (iii) the Effective Time (as defined in the Merger Agreement), to vote (or cause to be voted) all of the Subject Securities, at any annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, which the undersigned has the right to so vote:

                  (i) in favor of the Merger (as defined in the Merger Agreement) and the approval and adoption of the Merger Agreement, and any actions required in furtherance thereof; and

                  (ii) against (A) any extraordinary corporate transaction, such as a merger, consolidation, share exchange, rights offering, reorganization, recapitalization, reclassification or liquidation involving the Company or any of its subsidiaries other than the Merger and other than a transaction between the Company and any of its subsidiaries, (B) a sale, lease, exchange, transfer or other disposition of at least 20% of the assets of the Company and its subsidiaries, taken as a whole in a single or a series of related transactions, other than a transaction between the Company and any of its subsidiaries, or (C) the acquisition, directly or indirectly, by any person of beneficial ownership of 20% or more of the Company Shares, whether by merger, consolidation, share exchange, business combination, tender offer, exchange offer, or otherwise, taken as a whole in a single or a series of related transactions.

         This proxy does not relate to, and the undersigned remains entitled to vote in its discretion the Subject Securities on, all other matters. This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transfers of any of the Subject Securities).

                                     * * *

                 [Remainder of Page Intentionally Left Blank]



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         Date: January 3, 2005





                                            D Partners (BVI) L.P.

                                            By:  /s/ Shlomo Dovrat
                                                ------------------------------
                                            Name: Shlomo Dovrat



                                            By:  /s/ Aharon Dovrat
                                                ------------------------------
                                            Name: Aharon Dovrat



                                            Number of Company Shares owned
                                            beneficially or of record: 123,736